Exhibit 3.369
CORPORATION FOR PROFIT

APPROVED FOR FILING

By: Date:	/s/ [ILLEGIBLE] [ILLEGIBLE]
Amount:	[ILLEGIBLE]
Articles of Incorporation
— OF —
WBT, Inc.

(Name of Corporation)
     The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:
     FIRST. The name of said corporation shall be WBT, Inc.
     SECOND. The place in Ohio where its principal office is to be located is 600 West Statler Road, Piqua, Ohio 45356, Miami County. (City, Village or Township)
     THIRD. The purposes for which it is formed are:
1.	To engage in any lawful act or activity for which Corporations may be formed under Section 1701.01 to 1701.98, inclusive of the Revised Code of the State of Ohio.

2.	In furtherance and not in limitation of the general powers conferred by the Laws of the State of Ohio, and the objects and purposes herein set forth, it is expressly provided that this Corporation shall also have the following powers, to-wit:
a.	To buy or otherwise acquire, own, hold, manage, and control real and personal property of every description, including its own stock and stock in other corporations, and to sell and convey, mortgage, pledge, lease, or otherwise dispose of such property or any part thereof, and to lend money either upon or without security.

b.	To carry on any or all of its operations and business, and to promote its objects within the State of Ohio, or elsewhere, without restriction as to place or amount.

c.	To do any or all of the things herein set forth to the same extent as natural persons might or could do, and in any part of the world, as principals, agents, con tractors, trustees, or otherwise, alone or in company with others.

     FOURTH. The number of shares which the corporation is authorized to have outstanding is One Thousand (1,000) shares of no par value common stock.
     FIFTH. The amount of stated capital with which the corporation shall begin business is Five Hundred and 00/100 Dollars ($500.00).
     IN WITNESS WHEREOF, We have hereunto subscribed our names, this 9th day of March, 1972.

WBT, Inc.

(Name of Corporation)

/s/ Don M. Purdy Don M. Purdy

/s/ John W. Sacher John W. Sacher

/s/ Audrey Baltzell Audrey Baltzell

(INCORPORATORS NAMES SHOULD BE TYPED OR PRINTED BENEATH SIGNATURES)

N.B.	Articles will be returned unless accompanied by form designating statutory agent. See Section 1701.07, Revised Code of Ohio.

[ILLEGIBLE]
CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION
     B. J. Swonger, president, and Carroll V. Lewis, secretary, of WBT, Inc. , with its principal office located in Piqua, Ohio, do hereby certify that in a writing signed by all of the shareholders entitled to notice of a meeting for such purpose, the following resolution was adopted:
RESOLVED, that the following amended articles of incorporation be, and the same are hereby, adopted to supersede and take the place of all of the existing articles of incorporation, and all amendments thereto:
AMENDED ARTICLES OF INCORPORATION
     FIRST: The name of the corporation is WBT, INC.
     SECOND: The place in the State of Ohio where its principal office is to be located is 600 West Statler Road, Piqua, Miami County, Ohio, 45356.
     THIRD: The purpose or purposes for which it is formed are:
(a)	To engage in the collection and disposal of waste products, rubbish and debris of all types and nature, and to that end, buy, sell, lease, rent, and operate waste products collection systems, including containerized systems, and to buy, sell, lease, rent, maintain and operate landfill disposal areas, incinerators, compost disposal units, and other methods and means of disposal of such waste materials.

(b)	To engage in the business of purchasing, selling, and distributing, all types and kinds of waste products and debris.

CARROLL V. LEWIS	ATTORNEY AT LAW	SIDNEY, OHIO

(c)	To manufacture , purchase, or otherwise acquire, sell, assign, and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares, and merchandise and services and personal property of every class and description.

(d)	To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell, and otherwise deal in personal property and real property in services of every kind and character and description whatsoever and wheresoever situate, and any interest therein.

(e)	To acquire all or any part of the goodwill, rights , property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, or other entity, or individual, domestic or foreign, heretofore or hereafter engaged in any business, similar to the business of the corporation or otherwise, and to pay for the same in cash or in share or enjoy in any manner, dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such corporation, association, partnership, firm, trustee, syndicate, combination, organization, individual or entity, domestic or foreign, and to conduct in the State of Ohio and not in any other state, territory, locality or country the whole or any part of the business thus acquired, provided such business is not prohibited by the laws of the State of Ohio.
     The corporation reserves the right, at any time, and from time to time, substantially, to change its purposes , in the manner now or hereafter permitted by statute. Any change of the purposes of the corporation, authorized

CARROLL V. LEWIS	ATTORNEY AT LAW	SIDNEY, OHIO

or approved by the holders of the shares entitling them to exercise the proportion of the voting power of the corporation now or hereafter required by statute shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefor; and no shareholder notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.
     FOURTH: The maximum number of shares which the corporation is authorized to have outstanding is One Thousand (1000) , all of which shall be without par value.
     Before there can be a valid sale or transfer of any of the shares of this corporation by the holders thereof, the holder of the shares to be sold or transferred shall first give notice in writing to the secretary of this corporation of his intention to sell or transfer such shares. Said notice shall specify the number of shares to be sold or transferred, the price per share, and the terms upon which such holder intends to make such sale or transfer. The secretary shall, within five (5) days thereafter, mail or deliver a copy of said notice to each of the other shareholders of record of this corporation. Such notices may be delivered to such shareholders personally, or may be mailed to the last known addresses of such shareholders, as the same may appear on the books of this corporation. Within

CARROLL V. LEWIS	ATTORNEY AT LAW	SIDNEY, OHIO

ten (10) days after the mailing or delivering of said notices to such shareholders, any such shareholder or shareholders desiring to acquire any part or all of the shares referred to in said notice shall deliver by mail or otherwise to the secretary of this corporation a written offer or offers to purchase a specified number or numbers of such shares at the price and upon the terms stated in said notice.
     If the proposed transfer is one of gift or results from the death of a shareholder or by operation of law, then and in such event the price to be paid by the shareholder seeking to acquire said stock shall be the fair market value of said stock as of the last day of the month preceding the month in which the notice is given. Market value shall be determined by mutual agreement between the disposing shareholder and the shareholders exercising such election to purchase, and in the event of disagreement, an appraisal shall be made by an independent appraiser selected by mutual agreement between the parties in dispute, decision of said independent appraiser to be final and binding on all parties. If the parties are unable to agree within a reasonable time upon said independent appraiser, the fair market value shall be determined promptly in accordance with Ohio Arbitration Laws then in force and effect.
     If the total number of shares specified in such offers exceeds the number of shares referred to in said notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in

CARROLL V. LEWIS	ATTORNEY AT LAW	SIDNEY, OHIO

said notice to the secretary, as the number of shares of this corporation, which he holds, bears to the total number of shares held by all such shareholders desiring to purchase the shares referred to in said notice to the secretary.
     If all of the shares referred to in said notice to the secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase said proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.
     If none or only a part of the shares referred to in said notice to the secretary is purchased as aforesaid, in accordance with offers made within said ten (10) day period, the corporation shall have the right and option to purchase said shares within an additional ten (10) day period upon the terms stated in said notice.
     If the proposed transfer is one of gift or results from the death of a shareholder or by operation of law, then and in such event the price to be paid by the corporation shall be the fair market value of said stock as of the last day of the month preceding the month in which the notice is given. Market value for such purpose shall be determined by an independent appraiser

CARROLL V. LEWIS	ATTORNEY AT LAW	SIDNEY, OHIO

selected by mutual agreement between the disposing shareholder and the corporation, and in the event of disagreement on the selection of said appraiser, such fair market value shall be determined in accordance with Ohio Arbitration Laws then in force and effect.
     If none or only a part of the shares referred to in said notice to the secretary is purchased as aforesaid, in accordance with offers made within said twenty (20) day period, the shareholder desiring to sell or transfer may dispose of all shares of the stock referred to in said notice to the secretary not so purchased by the other shareholders or corporation, to any person or persons he may so desire; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the secretary, and subject to the further condition that the person or persons acquiring said shares shall hold the same subject to the same restrictions as outlined above in connection with any future sale or transfer thereof.
     The provisions hereof shall be binding upon the heirs, administrators, executors, and assigns of each of the individual shareholders of this corporation.
     The provisions herein set forth restricting transfer of shares of stock in the corporation may be embodied and superseded by an agreement of sale and/or redemption entered into by all of the shareholders of the corporation.

CARROLL V. LEWIS	ATTORNEY AT LAW	SIDNEY, OHIO

     FIFTH: The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, and to determine whether any, and if any, what part of its surplus, however created, or arising, shall be used or disposed of or declared in dividends or paid to the shareholders, and, without action by the shareholders, to use and apply said surplus, or any part thereof, at any time, or from time to time, in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, promissory notes, script, warrants, obligations, evidences of indebtedness of the corporation, or other securities of the corporation, to such extent or amount as they shall deem expedient.
     SIXTH: No holder of the shares of the corporation of any class shall be entitled to such, as a matter or right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the corporation, or to which shall be attached or appertained any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices, and upon such terms and conditions as the Board of Directors in its discretion from time to time may determine.
     SEVENTH: Every statute of this State of Ohio hereinafter enacted whereby the rights or privileges of the shareholders of the corporation

CARROLL V. LEWIS	ATTORNEY AT LAW	SIDNEY, OHIO

organized under the General Corporation Act of said state are increased, diminished, or in any way affected, whereby effect is given to any action authorized, ratified, or approved by less than all of the shareholders of any such corporation, shall apply to this corporation and be binding upon every shareholder thereof to the same extent as if such statute had been in force on the day of filing these articles of incorporation.
     EIGHTH: A director of this corporation shall not be disqualified, by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; or shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director, or any firm of which any director is a member, or any corporation which any director is a shareholder or director, is any way interested in such transactions, or contract, or act, provided the fact that this director of such firm, or such corporation, is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action is taken upon any such contract or transaction or act, or shall any such director be accountable or responsible to the corporation for any gains or profits realized by him because of which he is a shareholder or director, or is interested in such transaction or contract or act; and any such director may be counted in determining the existing quorum at any meeting of the Board of Directors

CARROLL V. LEWIS	ATTORNEY AT LAW	SIDNEY, OHIO

of the corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder or director, were not interested in such transaction or act.
     NINTH: Whenever any action to be taken at a shareholders’ meeting is by law required to have the assent or approval of the shareholders of a particular class, such assent or approval may be given by the affirmative vote of the holders of the majority of shares having voting power in respect to such action.
     IN WITNESS WHEREOF, said B. J. Swonger, president, and Carroll V. Lewis, secretary of WBT, Inc. , acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 5 day of April, 1972.

WBT, INC.
/s/ B. J. Swonger
President

/s/ Carroll V. Lewis
Secretary

CARROLL V. LEWIS	ATTORNEY AT LAW	SIDNEY, OHIO

C-106	Prescribed by	Charter # 422561
	TED W. BROWN	Approved by [ILLEGIBLE]
	Secretary of State	Date 3-29-82
Fee $35.00
CERTIFICATE OF AMENDMENT
(BY SHAREHOLDERS)
TO THE ARTICLES OF INCORPORATION OF
WBT, Inc.

(Name of Corporation)

	☐	Chairman of the Board
B. J. Kiley, who is	☑	President	(check one),
	☐	Vice President

and Harold W. Fritz, who is	☑	Secretary	(check one)
	☐	Assistant Secretary
of the above named Ohio corporation for profit with its principal location at Celina, Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements)
☐	a meeting of the shareholders was duly called and held on , 19___, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation,

☑	in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose, the following resolution was adopted to amend the articles:
RESOLVED, that the First Article of the Articles of Incorporation of the Corporation is hereby amended to be and read as follows:
FIRST: The name of the Corporation is Laidlaw Waste Systems (Ohio) Inc.
     IN WITNESS WHEREOF, the above named officers acting for and on behalf of the corporation, have subscribed their names this 12th day of March, 1982

/s/ B. J. Kiley

B. J. Kiley	(President)

/s/ Harold W. Fritz

Harold W. Fritz	(Secretary)

NOTE:	Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.
(OHIO — 613 — 10/20/78)

C-106	Prescribed by	Charter 422561
	TED W. BROWN	Approved by [ILLEGIBLE]
	Secretary of State	Date 3-29-82
Fee $35.00

CERTIFICATE OF AMENDMENT
(BY SHAREHOLDERS)
TO THE ARTICLES OF INCORPORATION OF
WBT, Inc.

(Name of Corporation)

	☐	Chairman of the Board
B. J. Kiley, who is	☑	President	(check one),
	☐	Vice President

and Harold W. Fritz, who is	☑	Secretary	(check one)
	☐	Assistant Secretary
of the above named Ohio corporation for profit with its principal location at Celina, Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements)
☐	a meeting of the shareholders was duly called and held on , 19___, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation,

☑	in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose, the following resolution was adopted to amend the articles:
RESOLVED, that the First Article of the Articles of Incorporation of the Corporation is hereby amended to be and read as follows:
FIRST: The name of the Corporation is Laidlaw Waste Systems (Ohio) Inc.
     IN WITNESS WHEREOF, the above named officers acting for and on behalf of the corporation, have subscribed their names this 12th day of March, 1982.

/s/ B. J. Kiley

B. J. Kiley	(President)

/s/ Harold W. Fritz

Harold W. Fritz	(Secretary)

NOTE:	Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.
(OHIO — 613 — 10/20/78)

[ILLEGIBLE]
[ILLEGIBLE]
[ILLEGIBLE]

(Name of Corporation)

	☐	Chairman of the Board
Leslie W. Haworth, who is	☐	President	(check one),
	☑	Vice President

and Ivan R. Cairns, who is	☑	Secretary	(check one)
	☐	Assistant Secretary
of the above named Ohio corporation for profit with its principal location at [ILLEGIBLE], Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements)
☐	a meeting of the shareholders was duly called and held on , 19___, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation,

☑	in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose, the following resolution was adopted to amend the articles:
RESOLVED, that the Certificate of Incorporation of Laidlaw Waste Systems (Ohio) Inc. be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:
“FIRST: The name of the Corporation is Laidlaw Waste Systems (Celina) Inc.”
     IN WITNESS WHEREOF, the above named officers acting for and on behalf of the corporation, have subscribed their names this 29th day of June, 1987

/s/ Leslie W. Haworth

(Vice President)

/s/ Ivan R. Cairns

(Secretary)
[ILLEGIBLE]

[ILLEGIBLE] [ILLEGIBLE] 20 East Broad [ILLEGIBLE] Columbus Ohio 43266-04 Form SH-AMD (January 1997)
CERTIFICATE OF AMENDMENT
by Shareholders to the Articles of Incorporation of
Laidlaw Waste Systems (Celina) Inc.

(Name of Corporation)
Don Slager, who is:
☐ Chairman of the Board           ☐ President            ☑ Vice President (check one)
and
Thomas K. Kehoe, who is: ☑ Secretary            ☐ Assistant Secretary (Check one) of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)
☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☑	in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:
The name of the corporation is Celina Landfill, Inc.
     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this                      day (December, 1997.

By	/s/ Don Slager

Don Slager Executive President

By	/s/ Thomas K. Kehoe

Thomas K. Kehoe Secretary

NOTE:	Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.
[ILLEGIBLE])